UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ATLAS AIR WORLDWIDE HOLDINGS, INC.

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On May 5, 2016, Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“AAWW”), made available a slide presentation containing financial and other information in connection with AAWW’s 2016 first quarter earnings call. A copy of the slides, which were posted on AAWW’s website, appears below.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the stockholder approval (the “Stockholder Approval”) of the exercise of the warrants issued by AAWW to Amazon.com, Inc. (“Amazon”) in respect of any shares of common stock of AAWW in excess of 4,937,392 shares. In connection with a special meeting of its stockholders (the “Special Stockholder Meeting”) for the Stockholder Approval, AAWW intends to file relevant materials with Securities and Exchange Commission (the “SEC”), including AAWW’s proxy statement in preliminary and definitive form. Stockholders of AAWW are urged to read all relevant documents filed with the SEC, including AAWW’s proxy statement when it becomes available, because they will contain important information about the relationships and transactions between AAWW, Amazon and their respective affiliates. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge by directing a request to AAWW Investor Relations, 2000 Westchester Avenue, Purchase, NY or at tel: +1 914 701 8200 or email: InvestorRelations@atlasair.com.

Participants in the Solicitation

AAWW and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of AAWW in favor of the Stockholder Approval. Information about AAWW’s directors and executive officers is set forth in AAWW’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 18, 2016. Information concerning the interests of AAWW’s participants in the solicitation, which may, in some cases, be different than those of AAWW’s stockholders generally, is set forth in the materials filed by AAWW with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the companies’ current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: AAWW’s ability to effectively operate the network service contemplated by the agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill the agreements with Amazon; AAWW’s ability to obtain any shareholder approvals that may be required with respect to the equity arrangements expressed in the agreements with Amazon; the risk that the anticipated benefits of the agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate the agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon, the Investment Agreement by and between AAWW and Amazon and the related agreements; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the SEC.

For additional information, please refer to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by AAWW with the SEC. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this communication to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Fourth-Quarter 2012 Review February 13, 2013 William J. Flynn President and CEO Spencer Schwartz Senior Vice President and CFO May 5, 2016 William J. Flynn President and CEO Spencer Schwartz Executive Vice President and CFO First-Quarter 2016 Review

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide Holdings Inc.’s (“AAWW”) current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries that may cause actual results to be materially different from any future results, express or implied, in such forward-looking statements. For additional information, we refer you to the risk factors set forth in the documents filed by AAWW with the Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. AAWW assumes no obligation to update the statements in this presentation to reflect actual results, changes in assumptions, or changes in other factors affecting such estimates, other than as required by law. This presentation also includes some non-GAAP financial measures. You can find our presentations on the most directly comparable GAAP financial measures calculated in accordance with accounting principles generally accepted in the United States and our reconciliations in our earnings release dated May 5, 2016, which is posted at www.atlasair.com.

Amazon Service Strategic long-term relationship Supporting fast deliveries for Amazon’s customers 20 B767-300 converted freighters 10-year dry leases, 7- to 10-year CMI Amazon granted rights to acquire AAWW equity Inherent value creation Aligns interests, strengthens long-term relationship Meaningfully accretive Agreement provides for future growth opportunities

AAWW Key Takeaways New era of significant business growth and development Strategic long-term relationship with Amazon Completed Southern Air acquisition Together with ongoing initiatives, Amazon and Southern Air provide strong foundation for earnings and cash flow Eager to capitalize on initiatives, opportunities with Amazon and Southern Air to drive: Value and benefit for customers And for shareholders

2016 Framework

- Business momentum, 2015 initiatives provide **foundation for growth**

- **Consistent with prior outlook,** expect adjusted earnings growth versus 2015:
  - **Before expected startup expenses and warrant impact for new Amazon service**

- **Including startup expenses and warrant impact for Amazon service**
  - **2016 adjusted EPS expected to be a few percentage points lower than 2015 adjusted EPS of $5.01**

- **2Q16 adjusted EPS Approximately 3x 1Q16 adjusted EPS of $0.31**

- Seasonal business, **about three-quarters of earnings generated in second half** of the year

- **Block Hours including Southern Air to increase more than 20% over 2015**
  - About 75% of total in ACMI
  - Balance in Charter

- **Including Southern Air:**
  - **Maintenance expense** ~$195 million
  - **Depreciation** ~$145 million

  - **Tax rate** ~32%
  - **Core capex** ~$50 to $60 million

ATLAS AIR WORLDWIDE

See May 5, 2016 press release for Non-GAAP reconciliations.

5

1Q16 Summary *See May 5, 2016 press release for Non-GAAP reconciliations. Adjusted net income* of $7.7 million, adjusted diluted EPS of $0.31 ACMI earnings complemented by: Charter contribution Underlying Dry Leasing strength Reported net income of $0.5 million, $0.02 per share, included a special charge for aircraft engines held for sale

1Q16 vs. 1Q15 Segment Revenue Percentages subject to rounding Revenue ($MM)

1Q16 vs. 1Q15 Segment Contribution Percentages subject to rounding Direct Contribution ($MM)

Balance Sheet & Financial Ratios *See Appendix for Non-GAAP reconciliation.

Strengthening the Balance Sheet Expect to pay down ~$40 million of debt per quarter for the remainder of 2016

AAWW Leading The Way Forward New era of significant business growth and development Strategic long-term relationship with Amazon Completed Southern Air acquisition Together with ongoing initiatives, Amazon and Southern Air provide strong foundation for earnings and cash flow Eager to capitalize on initiatives, opportunities with Amazon and Southern Air to drive: Value and benefit for customers And for shareholders

Appendix AAWW First-Quarter 2016 Review May 5, 2016

2016 Maintenance Expense $57 $57 $43 $38 In $Millions Heavy Maintenance Line Maintenance Line maintenance expense increases commensurate with additional block hour flying Line maintenance expense is approximately $610 per block hour Non-heavy maintenance includes discrete events such as APU, thrust reverser, and landing gear overhauls Includes estimated impact of Southern acquisition as of 2Q16 $195 $54 $133 Totals $8 Non-heavy Maintenance

Reconciliation to Non-GAAP Measures

Thank you.